Exhibit 99.1

SideChannel Expands Enclave Capabilities to Reduce SaaS Risk

WORCESTER, MA / ACCESSWIRE / January 27, 2026 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology from emerging to enterprise companies, today announced expanded capabilities within its Enclave platform designed to address a growing gap between how access is granted and how organizations operate. Access has moved to the cloud, the workforce has gone remote, and traditional controls have struggled to keep pace.

Over the past several years, organizations have shifted from office-centric environments to workforces and applications hosted in the cloud. Security programs, in many cases, were never rebuilt for that reality. Enclave’s egress routing was developed specifically to close the gap by ensuring access to business critical SaaS applications is limited to trusted users, on trusted devices, from approved locations, without adding friction to the user experience.

Rather than relying on detection after access has already occurred, Enclave focuses on prevention and protection. The platform restricts access before an attack ever reaches a login page, even in scenarios where valid credentials have been stolen, and multi-factor authentication has been defeated. For security teams, this reduces alert fatigue, limits lateral movement, and allows more time spent on real risk reduction.

“Organizations need security controls that keep pace with how the business actually operates,” said Brian Haugli, CEO of SideChannel. “Email is the biggest SaaS platform, and it keeps getting compromised. With Enclave, there are no restrictions to operating in any networking environment and it can automatically manage access. We have expanded Enclave’s capabilities and have now solved for BEC (business email compromise).”

The platform now also supports IPv6, along with enhanced DNS capabilities, allowing organizations to secure modern network environments. Enclave’s microsegmentation extends seamlessly as organizations transition to next-generation technology, without requiring disruptive network to redesign, while eliminating outages tied to expired certificates.

“As a practicing vCISO, one of the features that most impresses me is Enclave’s ease of deployment and management. Internal complexity is as much of a challenge as fending off external, and Enclave enables me to protect an organization without any significant overhead,” said Justin Armstrong, Principal Consultant at SideChannel. “I can finally get out of the trap of trading one challenge for another.”

SideChannel will be sponsoring Right of Boom in Las Vegas February 3-6, attendees can visit Booth 77 to learn how Enclave protects SaaS applications.

About SideChannel

SideChannel helps emerging to enterprise companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.